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                               EXHIBIT 21

                     SUBSIDIARIES OF UNUM CORPORATION


Listed below are subsidiaries of UNUM Corporation, as of December 31, 1993, with their respective jurisdiction of incorporation.

       UNUM Holding Company (Delaware)

          First UNUM Life Insurance Company (New York)
          UNUM Sales Corporation (Delaware)
          Claims Service International, Inc. (Delaware)

       UNUM Life Insurance Company of America (Maine)

       Colonial Companies, Inc. (Delaware)

          Colonial Life & Accident Insurance Company (South Carolina) BenefitAmerica, Inc. (South Carolina)

       Commercial Life Insurance Company (Wisconsin)

       UNUM European Holding Company Limited (United Kingdom)

          UNUM Limited (United Kingdom)

       Duncanson & Holt, Inc. (New York)

          Duncanson & Holt Services, Inc. (Maine)
          Group Management Services, Inc. (Washington)
          Duncanson & Holt Europe Ltd. (United Kingdom)

            Duncanson & Holt Underwriters Ltd. (United Kingdom)


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